UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2012

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company (the “Annual Meeting”) was held on May 14, 2012. 36,311,884 shares of common stock were outstanding on the record date for the Annual Meeting (March 16, 2012) and entitled to vote at the Annual Meeting. The voting was as follows:

1.	To elect six directors to serve until the next annual meeting of stockholders.

	Number of Shares
	For	Withheld	Broker Non-Votes
Don Bailey	21,573,030	36,339	11,185,291
Barry Caldwell	21,543,060	66,309	11,185,291
Donald Duffy	21,551,827	57,542	11,185,291
Mark B. Logan	21,465,204	144,165	11,185,291
Richard A. Meier	21,467,404	141,965	11,185,291
John C. Moore	21,437,474	171,895	11,185,291

2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 28, 2012.

Number of Shares
For	Against	Abstain
32,771,964	11,687	9,759

3.	Approval of the non-binding advisory proposal regarding executive compensation.

Number of Shares
For	Against	Abstain	Broker Non-Votes
21,116,226	476,618	15,275	11,185,291

Item 8.01 Other Events.

At the annual meeting of the stockholders of the Company on May 14, 2012, the Company’s President and Chief Executive Officer, Barry Caldwell, made an informational presentation to stockholders in attendance. A copy of the slides Mr. Caldwell used with his presentation is furnished as Exhibit 99.1 to this Report, and is incorporated herein by this reference.

Exhibit Index

Exhibit No.	Description
99.1	Slide Presentation dated May 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2012	STAAR Surgical Company

	By:	/s/ Barry Caldwell
Barry Caldwell
President and Chief Executive Officer